Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Agreement”) is entered into the 1st day of April, 2019, by and between Petrogress Int’l LLC (the “Surviving Company”), a Delaware limited liability company and Petrogres Co. Limited (the “Merging Company”), a corporation organized in the Republic of the Marshall Islands, said entities being hereinafter sometimes collectively referred to as the “Constituent Entities.”

WHEREAS, the Surviving Company is a limited liability company duly organized and existing under the laws of the State of Delaware with 100% of its membership interests being owned by Petrogress, Inc. (“Petrogress”), a Delaware corporation.

WHEREAS, the Merging Company is a corporation duly organized and existing under the laws of the Republic of the Marshall Islands with 100% of its capital stock being owned by Petrogress.

WHEREAS, the sole member of the Surviving Company and Christos Traios, the sole director of the Merging Company have determined that it is advisable that the Merging Company be merged with and into the Surviving Company on the terms and conditions hereinafter set forth (the “Merger”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed that, in accordance with the applicable statutes of the State of Delaware and the Republic of the Marshall Islands, the Merging Company will be, as of the Effective Date (defined hereafter), merged with and into the Surviving Company, with the Surviving Company being the surviving limited liability company governed under the laws of the State of Delaware, and that the terms and conditions of such Merger, the mode of carrying it into effect, and the manner of converting securities will be as follows:

ARTICLE I
MERGER

On the Effective Date, the Merging Company will be merged with and into the Surviving Company, the separate existence of the Merging Company will cease, and the Surviving Company will be the surviving limited liability company governed under the laws of the State of Delaware, and such Merger will in all respects have the effect provided for in Title 6, Section 18-209 of the Delaware Limited Liability Act.

Prior to and from and after the Effective Date, the Constituent Entities will take all such action as will be necessary or appropriate to effectuate the Merger. If at any time after the Effective Date, any of the Constituent Entities are advised that any further assignments, conveyances, or assurances in law are necessary or desirable to carry out the provisions hereof, the officers, directors or members, as appropriate, of the Constituent Entities will execute and deliver any and all proper deeds, assignments, and assurances in law, and do all things necessary or proper to carry out the provisions hereof.

ARTICLE II
TERMS OF MERGER

On the Effective Date:

(a)     Effect of Merger. The separate existence of the Merging Company shall cease and the Merging Company shall be merged with and into the Surviving Company, and the Surviving Company shall succeed to, without further act or deed, and without any transfer or assignment having occurred, and shall possess all the rights, privileges, powers and franchises, whether of a public or of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Entities; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Entities, and all property, real, personal and mixed, and all debts due to each of the Constituent Entities on whatever account, whether for stock subscriptions or for any other things in action or belonging to each of the Constituent Entities, shall be vested in the Surviving Company; and all property, rights, privileges, powers and franchises, and all and every other interest of the Constituent Entities shall be thereafter the property of the Surviving Company; and the title to any real estate vested by deed or otherwise in each of the Constituent Entities shall not revert or be in any way impaired by reason of the Merger; provided, that all rights of creditors and all liens upon any property of the Constituent Entities shall be preserved unimpaired, and all debts, liabilities and duties of each of the Constituent Entities shall attach to the Surviving Entity and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Company.

(b)     Certificate of Formation. The Certificate of Formation, as amended, of the Surviving Company shall be the Certificate of Formation of the Surviving Company from and after the Merger until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Formation and the Company Agreement of the Surviving Company.

(c)     Company Agreement. The Company Agreement of the Surviving Company shall be the Company Agreement of the Surviving Company from and after the Merger until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Formation and said Company Agreement of the Surviving Company.

(d)     Conversion of Shares. All of the outstanding shares of capital stock of the Merging Company will be automatically canceled without any consideration being exchanged therefor and all of the outstanding membership interest of the Surviving Company shall be identical to the outstanding membership interest of the Surviving Company immediately prior to the Effective Date.

(e)     Managing Member. The managing member of the Surviving Company (who holds such position subject to the provisions of the Certificate of Formation and Company Agreement of the Surviving Company from the Effective Date until their successors are elected and qualified) shall be the managing member of the Surviving Company in office immediately prior to the Effective Date.

(f)     Officers. The officers of the Surviving Company (who shall hold their respective offices subject to the provisions of the Company Agreement of the Surviving Entity from the Effective Date until their successors are elected and qualified) shall be the officers of the Surviving Company in office immediately prior to the Effective Date.

(g)     Employees. The employees, if any, of the Merging Company immediately prior to the Effective Date shall become, commencing upon the Effective Date, employees of the Surviving Company, entitled to benefits substantially equivalent to those which they enjoyed as employees of the Merging Company.

(h)     Books and Records. The assets, liabilities, reserves and accounts of the Constituent Entities shall be taken up on the books of the Surviving Company at the amounts at which they are then carried on the respective books of the Constituent Entities, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Merger.

(i)     Plans and Policies. All corporate acts, plans, policies, approvals, obligations and authorizations of the Merging Company, and its directors, officers and agents, which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, approvals, obligations and authorizations of the Surviving Company and shall be as effective and binding thereon as the same were with respect to the Merging Company.

(j)     Contracts. All right, title and interest in and to all outstanding contracts and agreements entered into by the Constituent Entities and in effect on the Effective Date shall vest in the Surviving Company, without further act or deed, and without transfer or assignment having occurred; provided, however, that if any contracts or agreements of the Constituent Entities cannot be transferred by their terms or because of the inability to obtain a required consent, the proper managers, officers or authorized agents of the Constituent Entities will use their best efforts to provide the Surviving Entity with the economic and other benefits accruing under such contracts or agreements.

ARTICLE III
OWNERSHIP CERTIFICATES

After the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of capital stock of the Merging Company, if any, may surrender the same to the Surviving Company for cancellation.

ARTICLE IV
APPROVAL; EFFECTIVENESS OF MERGER

This Agreement will be submitted to the respective members of each of the Constituent Entities as provided by the applicable laws of the State of Delaware and the laws of the Republic of the Marshall Islands, as applicable. If this Agreement is duly authorized and adopted by the requisite votes of such members and is not terminated and abandoned pursuant to the provisions of Article V, then at such time as the proper officers of the Surviving Company shall deem proper, a Certificate of Merger shall promptly be executed and filed in accordance with the laws of the State of Delaware. The Merger will become effective as of the date of filing of the Certificate of Merger with the Delaware Secretary of State (the “Effective Date”).

ARTICLE V
TERMINATION

At any time prior to the Effective Date, the officers of the Constituent Entities may terminate and abandon this Agreement for any reason deemed appropriate by such officers notwithstanding favorable action on the Merger by the sole member or sole director of the Constituent Entities.

ARTICLE VI
AMENDMENT

To the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by action taken by the sole member and sole director of the Constituent Entities, as the case may be, and in the case of an interpretation, the actions of such member and director shall be binding.

ARTICLE VII
MISCELLANEOUS

This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original, and such counterparts will together constitute but one and the same instrument. Electronic signatures will be considered original signatures.

*     *     *     *     *     *

EXECUTED as of the date first above written.

Petrogress Int’l LLC, a Delaware limited liability company

By:
Christos Traios, President

Petrogres Co. Limited, a corporation organized in the Republic of the Marshall Islands

By:
Christos Traios, President

AGREEMENT AND PLAN OF MERGER